AMENDMENT NO. 3 dated as of February 2, 2021 (this “Amendment”) by and among Tempur Sealy International, Inc., a Delaware corporation (the “Parent Borrower”), Tempur-Pedic Management, LLC, a Delaware limited liability company (the “Additional Borrower”, and together with the Parent Borrower, the “Borrowers”), the Subsidiary Guarantors party hereto, each Lender party hereto, the Issuing Lenders and JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent (in such capacity, the “Administrative Agent”) to the Amended and Restated Credit Amendment dated as of October 16, 2019 (as amended by that certain Amendment No. 1, dated as of May 13, 2020, that certain Amendment No. 2, dated as of June 10, 2020, and as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among the Parent Borrower, the Additional Borrower, the Lenders party thereto, JPMorgan, as Administrative Agent, Swingline Lender and Issuing Lender, and Bank of America, N.A., Fifth Third Bank, National Association and Wells Fargo Bank, N.A., as Issuing Lenders. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Amended Credit Agreement (as defined below).
RECITALS:
WHEREAS, (a) JPMorgan, Bank of America, N.A., Wells Fargo Bank, N.A. and Fifth Third Bank, National Association, are each acting as Joint Bookrunner and Joint Lead Arranger to this Amendment, (b) Mizuho Bank, LTD. and Sumitomo Mitsui Banking Corporation are each acting as Senior Co-Documentation Agent to this Amendment and (c) The Bank of Nova Scotia and Truist Bank are each acting as Co-Documentation Agent to this Amendment.
WHEREAS, the Borrowers have requested that the Issuing Lenders and the Lenders (such Lenders under the Credit Amendment on the date hereof, the “Existing Lenders”) constituting the Required Lenders, agree to amend certain provisions of the Credit Agreement as set forth in Section 2 hereof on the terms and subject to the conditions set forth in Section 4 hereto;
WHEREAS, the Loan Parties, the Administrative Agent, the Issuing Lenders and each of the Existing Lenders party hereto agree to amend the Credit Agreement as set forth in Section 2 hereof, in each case subject to the terms herein and conditions set forth in Section 4 hereto.
WHEREAS, the Borrowers wish to increase the aggregate amount of the Revolving Commitments by an aggregate principal amount of $300,000,000 pursuant to Incremental Revolving Commitments incurred under Section 2.25 of the Credit Agreement (such increase, the “2021 Incremental Revolving Commitments”, and the Lenders with respect to the 2021 Incremental Revolving Commitments, the “2021 Incremental Revolving Lenders”);
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    2021 Incremental Revolving Commitments.
(a)    On the Amendment No. 3 Effective Date, subject to the satisfaction of the conditions set forth in Section 4 below, each 2021 Incremental Revolving Lender shall have an Incremental Revolving Commitment in respect of the 2021 Incremental Revolving Loans (as defined below) in the amount set forth opposite its name on Schedule 1.1A of the Credit Agreement. With effect on and after the Amendment No. 3 Effective Date, (i) each 2021 Incremental Revolving Lender shall constitute a “Lender” and a “Revolving Lender” under the Amended Credit Agreement and the other Loan Documents and shall have all the rights and obligations of a Lender holding a Revolving Commitment,

(ii) the 2021 Incremental Revolving Loans shall constitute “Revolving Loans”, “Loans” and “Incremental Revolving Loans” (except where context otherwise requires) for all purposes of the Amended Credit Agreement and (iii) the 2021 Incremental Revolving Commitments shall constitute “Revolving Commitments”, “Incremental Revolving Commitments” and “Commitments”, for all purposes of the Amended Credit Agreement.
(b)    The terms and conditions of the 2021 Incremental Revolving Commitments and the loans made thereunder (the “2021 Incremental Revolving Loans”) shall be identical to those applicable to the Revolving Commitments and the Revolving Loans outstanding immediately prior to the Amendment No. 3 Effective Date, respectively. The 2021 Incremental Revolving Commitments shall constitute the same Class of Commitments as the Revolving Commitments outstanding immediately prior to the Amendment No. 3 Effective Date. The 2021 Incremental Revolving Loans shall constitute the same Class of Loans as the Revolving Loans outstanding immediately prior to the Amendment No. 3 Effective Date.
(c)    On the Amendment No. 3 Effective Date, immediately after giving effect to the 2021 Incremental Revolving Commitments, with respect to any Revolving Loans outstanding immediately prior to giving effect to the 2021 Incremental Revolving Commitments, each of the 2021 Incremental Revolving Lenders shall make Revolving Loans and outstanding Revolving Loans of Existing Lenders constituting Revolving Lenders (each an “Existing Revolving Lender”) will be prepaid from the proceeds of such Revolving Loans in amounts such that Revolving Loans are thereafter held by the Revolving Lenders according to their Revolving Percentage (after giving effect to the 2021 Incremental Revolving Commitments) (it being understood and agreed that any accrued and unpaid interest on any such prepaid amount shall be paid to such Existing Revolving Lender on the next Interest Payment Date in accordance with the Amended Credit Agreement). The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing, pro rata payment requirements and notice requirements contained elsewhere in the Amended Credit Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(d)    On the Amendment No. 3 Effective Date, each Existing Revolving Lender constituting a 2021 Incremental Revolving Lender hereby agrees to waive, solely with respect to the prepayment described in Section 1(c) hereof, any costs incurred by such Existing Revolving Lender under Section 2.21 of the Amended Credit Agreement.
(e)    On the Amendment No. 3 Effective Date, immediately after giving effect to the 2021 Incremental Revolving Commitments, the Revolving Lenders are hereby deemed to purchase and assign at par participations in outstanding L/C Obligations and Swingline Loans, as applicable, as of such date, such that each Revolving Lender holds its Revolving Percentage of all such participations outstanding immediately after giving effect to all such assignments. The Letters of Credit issued and outstanding under the Credit Agreement as of the Amendment No. 3 Effective Date and set forth on Schedule 1 hereto shall each be deemed to remain outstanding as of the Amendment No. 3 Effective Date.
(f)    As used in any other Loan Document, all references to the “Credit Agreement”, the “Amended Credit Agreement” or the “Amended and Restated Credit Agreement” in such Loan Document shall, unless the context otherwise requires, mean or refer to the Amended Credit Agreement.
Section 2.    Amendments to the Credit Agreement. Subject to the satisfaction or waiver of the conditions set forth in Section 4 hereof, each of the parties hereto agrees that, effective on the Amendment No. 3 Effective Date, the Credit Agreement shall be amended as set forth below (the Credit Agreement after giving effect to amendments in this Section 2, the “Amended Credit Agreement”):

(a)    the definition of “L/C Commitment” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
“L/C Commitment”: on and after the Amendment and Restatement Effective Date, as to any Issuing Lender, the obligation of such Issuing Lender, if any, to issue Letters of Credit pursuant to Section 3.1 in an aggregate amount not to exceed the amounts set forth under the headings “Committed L/C Commitment” and “Discretionary L/C Commitment” opposite such Issuing Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The amount of the aggregate L/C Commitments on the Amendment and Restatement Effective Date is $60,000,000.
(b)    Section 1.1 of the Credit Agreement is hereby amended by adding the following defined term in alphabetical order thereof:
“Amendment No. 3 Effective Date”: February 2, 2021.
“Committed L/C Commitment”: on and after the Amendment No. 3 Effective Date, as to any Issuing Lender, the obligation of such Issuing Lender, if any, to issue Letters of Credit pursuant to Section 3.1 in an aggregate amount not to exceed the amount set forth under the heading “Committed L/C Commitment” opposite such Issuing Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto.
“Discretionary L/C Commitment”: on and after the Amendment No. 3 Effective Date, as to any Issuing Lender, the obligation of such Issuing Lender, in its sole discretion to issue Letters of Credit pursuant to Section 3.1 in an aggregate amount set forth under the heading “Discretionary L/C Commitment” opposite such Issuing Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto.
(c)    Section 3.1(a) of the Credit Agreement is hereby amended by inserting “(I) solely to the extent the L/C Obligations in respect of all Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s Committed L/C Commitment after giving effect to such issuance, any Letter of Credit in such excess shall be issued in the sole discretion of the applicable Issuing Lender and (II)” immediately following the words “provided that” in the first sentence thereof.
(d)    Section 3.2 of the Credit Agreement is hereby amended by inserting “(solely to the extent the L/C Obligations in respect of all Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s Committed L/C Commitment after giving effect to such Application, if such Issuing Lender agrees, in its sole discretion, to issue a Letter of Credit)” immediately following the first reference to “Application” in the second sentence thereof.
(e)    Section 7.2(q) of the Credit Agreement is hereby amended by replacing the reference to “$250,000,000” with “$300,000,000”.
(f)    Schedule 1.1A to the Credit Agreement is hereby deleted and replaced with Schedule 1.1A attached as Exhibit 1 hereto.
Section 3.    Representations and Warranties. To induce the Administrative Agent, the Issuing Lenders, the Existing Lenders and the 2021 Incremental Revolving Lenders to enter into this

Amendment and to provide the 2021 Incremental Revolving Commitments, each Loan Party hereby represents and warrants to the Administrative Agent, each Issuing Lender, each Existing Lender and each 2021 Incremental Revolving Lender that as of the Amendment No. 3 Effective Date:
(a)    Each Group Member has all requisite power and authority, and the legal right, to execute, deliver and perform its obligations under this Amendment and perform its obligations under the Loan Documents.
(b)    The execution, delivery and performance by the Loan Parties of this Amendment and the performance by the Loan Parties of the other Loan Documents to which it is a party are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate, stockholder, and shareholder action. As of the Amendment No. 3 Effective Date, this Amendment has been duly executed and delivered by each Loan Party party thereto and, assuming due execution and delivery by all parties other than the Loan Parties, constitutes a legal, valid and binding obligation of each Loan Party party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)    The execution, delivery and performance by the Loan Parties of this Amendment, the performance by the Loan Parties of the other Loan Documents to which it is a party, the incurrence of the 2021 Incremental Revolving Commitments and the use of the proceeds thereof (i) will not violate any Requirement of Law or any Contractual Obligation of any Group Member and (ii) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents), in each case (i) and (ii), except to the extent such violation (other than any violation of the Certificate of Incorporation and By-Laws or other organizational or governing documents of any Group Member) or Lien, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(d)    The representations and warranties made by any Loan Party in or pursuant to the Loan Documents, including those included in Section 4 of the Amended Credit Agreement, are true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect is true and correct in all respects) on and as of the date hereof as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date.
(e)    No Default or Event of Default has occurred and is continuing.
Section 4.    Conditions to the Amendment No. 3 Effective Date. This Amendment shall become effective (the “Amendment No. 3 Effective Date”), immediately upon satisfaction of the following conditions precedent:
(a)    The Administrative Agent shall have received this Amendment, executed and delivered by the Administrative Agent, each Loan Party, each Issuing Lender, the Existing Lenders constituting the Required Lenders and each 2021 Incremental Revolving Lender.
(b)    The Lenders and the Administrative Agent shall have received all fees required to be paid by the Parent Borrower as of the Amendment No. 3 Effective Date, and reimbursement for all expenses required to be reimbursed by the Parent Borrower as of the Amendment No. 3 Effective Date for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before two days prior to the Amendment No. 3 Effective Date.
(c)    The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Amendment No. 3 Effective Date, substantially in the form of Exhibit C to the Credit Agreement, with appropriate insertions and attachments, including the Organization Documents of each Loan Party certified by the relevant authority of the jurisdiction of organization of each Loan Party; provided that such Organization Documents shall not be required to the extent a Responsible Officer, a secretary or an assistant secretary of such Loan Party certifies that such Organization Documents are unchanged since last delivered to the Administrative Agent, (ii) (A) with respect to each Loan Party, such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers, secretaries or assistant secretaries of each such Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each officer thereof authorized to act as an officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party and (iii) a good standing certificate, which may be a short form, as of a recent date for each Loan Party from its jurisdiction of organization.
(d)    The Administrative Agent shall have received an executed legal opinion dated the Amendment No. 3 Effective Date of each of (i) Cleary Gottlieb Steen & Hamilton LLP, (ii) Morgan, Lewis & Bockius LLP and (iii) McGuire, Wood & Bissette, P.A., with respect to certain matters relating to the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent.
(e)    (i) The Administrative Agent, on behalf of all the Lenders, shall have received, at least three Business Days prior to the Amendment No. 3 Effective Date, all documentation and other information about the Loan Parties as has been reasonably requested in writing at least 10 Business Days prior to the Amendment No. 3 Effective Date by the Administrative Agent, in each case as the Administrative Agent and the Lenders reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and (ii) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three Business Days prior to the Amendment No. 3 Effective Date, any Lender that has requested at least 10 Business Days prior to the Amendment No. 3 Effective Date a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification.
(f)    As of the Amendment No. 3 Effective Date, the Parent Borrower is in compliance, on a pro forma basis (after giving effect to the incurrence of the 2021 Incremental Revolving Commitments (and assuming that the 2021 Incremental Revolving Commitments are fully drawn) and without netting the proceeds thereof), with the financial covenants set forth in Section 7.1, recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available.
(g)    Each Loan Party shall have obtained all approvals or consents of any Governmental Authority and all other Persons necessary in connection with the financing contemplated hereby, and any such approvals and consents shall be in full force and effect.
(h)    Since December 31, 2019, including after giving effect to the incurrence of the 2021 Incremental Revolving Commitments, there has not been any event or state of facts that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (provided that the impacts of the COVID-19 pandemic on the business, operations, property, condition (financial or otherwise) or prospects of the Parent Borrower and its subsidiaries, taken as a whole that were publicly disclosed in the Parent Borrower’s current report on Form 8-K, dated March 25, 2020, will be disregarded).
(i)    The Administrative Agent shall have received a certificate in a form reasonably satisfactory to it dated as of the Amendment No. 3 Effective Date (i) from the chief financial officer or treasurer of the Parent Borrower certifying as to the solvency of the Parent Borrower and its Subsidiaries, on a consolidated basis, after giving effect to the incurrence of the 2021 Incremental Revolving Commitments and (ii) from a Responsible Officer of the Parent Borrower certifying as to the matters in Sections 3(d), 3(e), 4(f) and 4(h) of this Amendment.
Section 5.    Effect of Amendment.
(a)    Except as expressly set forth herein or in the Amended Credit Agreement, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Amended Credit Agreement, the Guarantee and Collateral Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants, Liens, guarantees or agreements contained in the Credit Agreement, the Guarantee and Collateral Agreement or any other provision of the Credit Agreement, the Guarantee and Collateral Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein, nothing herein shall be deemed to be a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Guarantee and Collateral Agreement or any other Loan Document in similar or different circumstances.
(b)    From and after the Amendment No. 3 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Amendment” in any other Loan Document shall be deemed a reference to the Amended Credit Agreement. This Amendment shall constitute a “Loan Document” and an “Additional Credit Extension Amendment” for all purposes of the Amended Credit Agreement and the other Loan Documents.
Section 6.    Reaffirmation of Guarantee and Collateral Agreement. (a) Each of the Parent Borrower and each Loan Party hereby acknowledges and agrees that (i) each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (except as modified by this Amendment) and (ii) the Security Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all Obligations (including, for the avoidance of doubt, the 2021 Incremental Revolving Loans) on the terms and conditions set forth in the Security Documents and (b) each Subsidiary Guarantor hereby confirms and ratifies its continuing unconditional obligations as a Subsidiary Guarantor under the Guarantee and Collateral Agreement with respect to all of the Obligations (including, for the avoidance of doubt, the 2021 Incremental Revolving Loans).
Section 7.    Post-Closing Obligations. With respect to the Mortgage existing as of the date hereof (the “Existing Mortgage”), not later than 90 days after the Amendment No. 3 Effective Date (or such longer period as may be agreed by the Administrative Agent acting reasonably), the Borrowers shall cause the applicable Loan Parties to deliver to the Administrative Agent either the items listed in paragraph (a) or the items listed in paragraph (b) below:

(a)    an opinion or email confirmation from local counsel in the relevant jurisdiction with respect to the Existing Mortgage, in form and substance reasonably satisfactory to the Administrative Agent, substantially to the effect that:
(i)    the recording of the Existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by the Existing Mortgage as security for the Obligations (as defined in the Existing Mortgage), including the 2021 Incremental Revolving Loans, for the benefit of the Secured Parties; and
(ii)    no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the Lien created by the Existing Mortgage as security for the Obligations, including the 2021 Incremental Revolving Loans, for the benefit of the Secured Parties; or
(b)    with respect to the Existing Mortgage, the following, in each case in form and substance reasonably acceptable to the Administrative Agent:
(i)    an executed modification (a “Mortgage Modification”) to the Existing Mortgage, in form and substance reasonably satisfactory to the Administrative Agent, modifying any maximum secured amount stated therein and confirming that the Lien created by the Existing Mortgage secures the 2021 Incremental Revolving Loans and otherwise ratifying and confirming the Lien created by the Existing Mortgage; and
(ii)    with respect to the Mortgage Modification to the Existing Mortgage, a date down endorsement (or, to the extent not available in the applicable jurisdiction, a modification endorsement) to the applicable existing title insurance policy, in form and substance reasonably satisfactory to the Administrative Agent.
Section 8.    Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 9.    Costs and Expenses. The Parent Borrower agrees to reimburse the Administrative Agent and each Lender for its actual and reasonable costs and expenses in connection with this Amendment to the extent required pursuant to Section 10.5 of the Amended Credit Agreement.
Section 10.    Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include “Electronic Signatures” (defined as an electronic sound, symbol, or process attached to, or associated with, a contract or other record adopted by a person with the intent to sign, authenticate or accept such contract or record), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, electronic images of this Amendment or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
Section 11.    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
Section 12.    Incorporation by Reference. The provisions of Sections 10.12 and 10.18 of the Amended Credit Agreement are hereby incorporated by reference, mutatis mutandis.
Section 13.    Severability. If any provision of this Amendment or any other Loan Document is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

TEMPUR SEALY INTERNATIONAL, INC., as Parent Borrower
By:	/s/ Bhaskar Rao
Name: Bhaskar Rao
Title: Executive Vice President and Chief Financial Officer

TEMPUR-PEDIC MANAGEMENT, LLC, as Additional Borrower
By:	/s/ James Schockett
Name: James Schockett
Title: Vice President & Treasurer

COMFORT REVOLUTION, LLC
SEALY ECOMMERCE, LLC
SEALY MATTRESS MANUFACTURING COMPANY, LLC
SEALY TECHNOLOGY LLC
SEALY US SALES, LLC
SLEEP OUTFITTERS OUTLET, LLC
SLEEP OUTFITTERS USA, LLC
TEMPUR FRANCHISING US, LLC
TEMPUR PRODUCTION USA, LLC
TEMPUR RETAIL STORES, LLC
TEMPUR SEALY INTERNATIONAL DISTRIBUTION, LLC
TEMPUR WORLD, LLC
TEMPUR-PEDIC NORTH AMERICA, LLC
TEMPUR-PEDIC TECHNOLOGIES, LLC

each as a Subsidiary Guarantor

By:	/s/ James Schockett
Name: James Schockett
Title: Vice President, Treasurer and Assistant Secretary

SEALY MATTRESS COMPANY
SEALY MATTRESS COMPANY OF PUERTO RICO
SEALY MATTRESS CORPORATION
SEALY, INC.
SHERWOOD MIDWEST, LLC
SHERWOOD NORTHEAST, LLC
SHERWOOD SOUTHEAST, LLC
SHERWOOD SOUTHWEST, LLC
SHERWOOD WEST, LLC
THE OHIO MATTRESS COMPANY LICENSING AND COMPONENTS GROUP,
TEMPUR HOLDING, LLC
TEMPUR SHERWOOD, LLC

each as a Subsidiary Guarantor

By:	/s/ James Schockett
Name: James Schockett
Title: Vice President, Treasurer and Secretary

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Existing Lender, 2021 Incremental Revolving Lender, Issuing Lender and Swingline Lender
By:	/s/ Eric B. Bergeson
Name: Eric B. Bergeson
Title: Authorized Officer

BANK OF AMERICA, N.A., as Existing Lender, 2021 Incremental Revolving Lender, and Issuing Lender
By:	/s/ John M. Hall
Name: John M. Hall
Title: Senior Vice President

WELLS FARGO BANK, N.A., as Existing Lender, 2021 Incremental Revolving Lender, and Issuing Lender
By:	/s/ Mish Warrier
Name: Mish Warrier
Title: Senior Vice President

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Existing Lender, 2021 Incremental Revolving Lender, and Issuing Lender
By:	/s/ Mary-Alicha Weldon
Name: Mary-Alicha Weldon
Title: Senior Vice President

The Bank of Nova Scotia, as Existing Lender and 2021 Incremental Revolving Lender
By:	/s/ Frans Braniotis
Name: Frans Braniotis
Title: Managing Director

MIZUHO BANK, LTD., as Existing Lender and 2021 Incremental Revolving Lender
By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Executive Director

Sumitomo Mitsui Banking Corporation, as Existing Lender and 2021 Incremental Revolving Lender
By:	/s/ Rosa Pritsch
Name: Rosa Pritsch
Title: Director

TRUIST BANK, as Existing Lender and 2021 Incremental Revolving Lender
By:	/s/ Tesha Winslow
Name: Tesha Winslow
Title: Director

TD BANK, N.A., as Existing Lender and 2021 Incremental Revolving Lender
By:	/s/ Craig Welch
Name: Craig Welch
Title: Senior Vice President

GOLDMAN SACHS BANK USA, as Existing Lender and 2021 Incremental Revolving Lender
By:	/s/ Jacob Elder
Name: Jacob Elder
Title: Authorized Signatory

HSBC BANK USA, N.A., as Existing Lender and 2021 Incremental Revolving Lender
By:	/s/ Shaun R. Kleinman
Name: Shaun R. Kleinman
Title: Senior Vice President

ING BANK USA N.V., Dublin Branch, as Existing Lender and 2021 Incremental Revolving Lender
By:	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

By:	/s/ Padraig Matthews
Name: Padraig Matthews
Title: Director

SANTANDER BANK, N.A., as 2021 Incremental Revolving Lender
By:	/s/ Donna Cleary
Name: Donna Cleary
Title: Head of Underwriting & Portfolio Management - Mid-Corp and LevFin

THE HUNTINGTON NATIONAL BANK, as 2021 Incremental Revolving Lender
By:	/s/ Mike Kelly
Name: Mike Kelly
Title: Vice President